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                                                                      EXHIBIT 23
                                                                       FORM 11-K





                        CONSENT OF INDEPENDENT ACCOUNTANT


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-09455 dated August 2, 1996) pertaining to the Citizens Banking Corporation Amended and Restated Section 401(k) Plan and in the related prospectus of our report dated June 22, 2000, with respect to the financial statements and schedules of the Citizens Banking Corporation Amended and Restated Section 401(k) Plan included in the annual report (Form 11-K) for the year ended December 31, 1999.


/s/ Ernst & Young

Detroit, Michigan
June 23, 2000






















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